Exhibit 5.2

Advocaten Notarissen Belastingadviseurs

To the Companies (as defined below)			Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 16 May 2022		N.K. Biegman E niek.biegman@debrauw.com
Our ref.	M38899457/6/20704470/ddf	T +44 20 7562 4361 F +44 20 7562 4360

Re:

Dear Sir/Madam,

NXP B.V. (the “Dutch Issuer”)

NXP Semiconductors N.V. (the “Guarantor”, and together with the Dutch Issuer the “Companies”)

USD 500,000,000 4.400% Notes due 2027

USD 1,000,000,000 5.000% Notes due 2033

(together the “Notes”)

1	INTRODUCTION

De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable) as Dutch legal adviser to the Companies in connection with the issue of the Notes by the Dutch Issuer and the guarantee of the Notes by the Guarantor.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the issue of the Notes and the transaction pursuant to the Agreements and (iii) the correctness of any representation or warranty included in the Agreements.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3	SCOPE OF INQUIRY

We have examined the following documents:

(a)	A copy of:

(i)	each Agreement signed by each Company;

(ii)	the Registration Statement, including the Prospectus;

(iii)	the Notes;

(iv)	the Preliminary Prospectus;

(v)	the Pricing Term Sheet; and

(vi)	the Final Prospectus.

(b)	A copy of:

(i)	each Company’s deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations; and

(iii)	each Trade Register Extract.

(c)	A copy of:

(i)	each Corporate Resolution; and

(ii)	each Power of Attorney.

In addition, we have obtained the following confirmations on 13 May 2022:

(d)	Confirmation by telephone from the Chamber of Commerce that each Trade Register Extract is up to date.

(e)

Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that no Company is included on any Sanctions List.

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(f)

(i)	Confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that no Company is registered as being subject to Insolvency Proceedings.

We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature, including each Electronic Signature, is the genuine signature of the individual concerned.

(iii)

In relation to any Electronic Signature (other than any qualified electronic signature (elektronische gekwalificeerde handtekening)), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

(iv)	Each confirmation referred to in paragraph 3 is true.

(v)

Each Agreement has been signed by all parties and all Notes have been or will have been issued and the Preliminary Prospectus and the Final Prospectus have been or will have been filed with the SEC, in each case in the form referred to in this opinion.

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(b)

(i)	The Board Regulations remain in force without modification.

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(c)	Each Company’s most recent Trade Register Extract remains up to date.

(d)

(i)	Each Agreement will have been validly entered into by each party other than each Company expressed to be a party to it and all Notes will have been validly issued.

(ii)	Where required, the Notes have been or will have been validly authenticated in accordance with the Indenture.

(iii)

Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of any Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

(e)

When validly signed by all parties, each Agreement, including the Guarantee, and the Notes are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

(f)	The Dutch Issuer and the Foreign Issuers are wholly owned subsidiaries of the Guarantor.

(g)

(i)	Any Notes offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(ii)	The Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

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(iii)

At the time when it disposed or disposes of the Notes in the context of the offer of the Notes, neither the Dutch Issuer nor the Guarantor possessed or possesses inside information (voorwetenschap) in respect of the Dutch Issuer or the Guarantor or the trade in the Notes.

(h)	The Dutch Issuer does not qualify as a bank (bank) within the meaning of the Wft.

5	OPINION

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us, we are of the following opinion:

(a)

Each Company has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), or, in the case of the Guarantor, a public limited liability company (naamloze vennootschap).

(b)

(i)

Each Company has the corporate power to enter into and perform its obligations under each Agreement and, in the case of the Guarantor, including the Guarantee, and, in the case of the Dutch Issuer, to issue and perform the Notes.

(ii)

Each Company has taken all necessary corporate action to authorise its entry into and performance of its obligations under each Agreement and, in the case of the Guarantor, including the Guarantee, and, in the case of the Dutch Issuer, to issue and perform the Notes.

(iii)	Each Company has validly signed the Registration Statement, each Agreement and, in the case of the Guarantor, the Guarantee, and, in the case of the Dutch Issuer, the Notes.

(c)

(i)

No Company requires any governmental licence, dispensation, recognition or other consent for its entry into and performance of its Agreements, and in the case of the Guarantor, including the Guarantee, and in case of the Dutch Issuer, the Notes.

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(ii)

There are no governmental registration, filing or similar formalities required to ensure the validity and binding effect on and enforceability against any Company of the Agreements, and in the case of the Guarantor, including the Guarantee, and in case of the Dutch Issuer, the Notes.

(d)

Each Company’s entry into and performance of each Agreement, and, in case of the Guarantor, including the Guarantee, and, in the case of the Dutch Issuer, its issue and performance of the Notes, do not violate Dutch law or its articles of association.

(e)

(i)	The choice of New York Law as the governing law of each Agreement, including the Guarantee, and the Notes is recognised.

(ii)

Dutch law does not restrict the validity and binding effect on and enforceability against each Company of each Agreement and, in the case of the Guarantor, the Guarantee, and, in the case of the Dutch Issuer, the Notes.

(f)

(i)	The validity and binding effect on and enforceability against each Company of the submission to the jurisdiction of the New York Court in each Agreement, including the Guarantee:

(A)	under Dutch private international law are likely governed by New York Law; and

(B)	are not restricted by Dutch law.

(ii)

A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (i) the jurisdiction of the court has been based on an internationally generally accepted ground, (ii) proper legal procedures have been observed, (iii) the judgment does not contravene Dutch public policy, and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

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6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	The recognition of New York Law as the governing law of each Agreement, including the Guarantee, and the Notes:

(i)

will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Agreement, including the Guarantee, was entered into or the Notes were issued (other than the choice of New York Law as the governing law of that Agreement or the Notes, as applicable) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

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(iv)

will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)

The binding effect and enforceability of the submission to the jurisdiction of the New York Court are subject to limited exceptions, including any applicable exceptions under the Brussels I Regulation and the Lugano Convention.

(d)	Enforcement in the Netherlands of each Agreement, including the Guarantee, and the Notes is subject to Dutch rules of civil procedure.

(e)	Enforceability of each Agreement, including the Guarantee, and the Notes may be limited under the Sanction Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(f)	To the extent that Dutch law applies, any provision that the holder of a Note will be treated as its absolute owner may not be enforceable under all circumstances.

(g)

To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

(h)

(i)

To the extent that the terms of the Indenture constitute general conditions within the meaning of article 6:231 BW, a holder of a Note may nullify (vernietigen) a provision therein if (i) the Dutch Issuer has not offered the holder a reasonable opportunity to examine the Indenture, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade.

(ii)	To the extent that the terms of the Guarantee are general conditions within the meaning of article 6:231 BW, paragraph 6(h)(i) applies accordingly in relation to each beneficiary of the Guarantee.

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(i)

If any Note has been signed on behalf of the Dutch Issuer (manually or in facsimile) by a person who on the signing date is, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of the Dutch Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture.

(j)	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(k)	In proceedings in a Dutch court for the enforcement of any Agreement, including the Guarantee, and the Notes, the court may mitigate amounts due in respect of litigation and collection costs.

(l)

(i)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(m)	We do not express any opinion on:

(i)	any co-ownership interest, including its validity, in any Note; and

(ii)

(i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters and (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Agreements, including the Guarantee, or the transaction pursuant to the Agreements to which this opinion relates.

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7	RELIANCE

(a)	This opinion:

(i)

is an exhibit to a current report on Form 8-K, which Form 8-K will be incorporated by reference into the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose;

(ii)	may not be supplied, and its contents may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Form 8-K.

(b)	The Guarantor may:

(i)	file this opinion as an exhibit to a current report on Form 8-K; and

(ii)	refer to De Brauw giving this opinion in the Form 8-K.

The previous sentence is no admittance from us (or De Brauw) that we are (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

(c)	Each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)

De Brauw’s liability in connection with this opinion is limited to the amount that is paid out in the specific case under De Brauw’s professional liability insurance, increased by the applicable deductible (eigen risico);

(iii)

the agreements in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;

(iv)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature; and

(v)	the agreements in this paragraph 7 apply in addition to, and do not set aside, De Brauw’s terms and conditions of business.

(signature page follows)

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Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Niek Biegman
Niek Biegman

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Annex – Definitions

In this opinion:

“Agreements” means:

(a)	the Indenture;

(b)	the Supplemental Indenture;

(c)	the Underwriting Agreement; and

(d)	the Guarantee.

“Brussels I Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“BW” means the Civil Code (Burgerlijk Wetboek).

“Companies” means the Dutch Issuer and the Guarantor.

“De Brauw” means De Brauw Blackstone Westbroek N.V., and “we”, “us” and “our” are to be construed accordingly. “Dutch Issuer” means NXP B.V., with seat in Eindhoven, the Netherlands, Trade Register number 17070622, and in relation to this Company:

(a)	“Corporate Resolution” means each of:

(i)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer dated 18 March 2022, adopted by the managing directors via Boardvantage or via email; and

(ii)

a written resolution of its board (directie) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer and each member of its management board individually and dated 13 May 2022;

(b)	“Trade Register Extract” means each of:

(i)	a Trade Register extract relating to the Dutch Issuer provided by the Chamber of Commerce and dated 18 March 2022; and

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(ii)	a Trade Register extract relating to the Dutch Issuer provided by the Chamber of Commerce and dated 12 May 2022.

“Dutch law” means the law directly applicable in the Netherlands.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC, and article 3:15a BW.

“Foreign Issuers” means each of:

(a)	NXP Funding LLC, with seat in Wilmington, Delaware, USA; and

(b)	NXP USA, Inc., with seat in Wilmington, Delaware, USA.

“Form 8-K” means the Guarantor’s current report on Form 8-K dated 16 May 2022, reporting the issue of the Notes (excluding any documents incorporated by reference into the report and any exhibits to the report).

“Final Prospectus” means the final prospectus supplement dated 12 May 2022 relating to the offering of the Notes and the Guarantees.

“Guarantee” means the guarantee as included in the Indenture.

“Guarantor” means NXP Semiconductors N.V., with seat in Eindhoven, the Netherlands, Trade Register number 34253298, and in relation to this Company:

(a)	“Board Regulations” means the rules governing the board of the Guarantor dated December 2020.

(b)	“Corporate Resolution” means each of:

(i)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer dated 18 March 2022, adopted by the managing directors via Boardvantage or via email;

(ii)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett and Luc de Dobbeleer dated 6 May 2022, adopted by the managing directors via Boardvantage or via email; and

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(iii)	a written confirmation from each managing director via email on 11 May 2022 on its respective agreement with the amendment of the issue of the Notes.

(c)	“Trade Register Extract” means each of:

(i)	a Trade Register extract relating to the Guarantor provided by the Chamber of Commerce and dated 18 March 2022.

(ii)	a Trade Register extract relating to the Guarantor provided by the Chamber of Commerce and dated 12 May 2022.

“Indenture” means the base indenture for debt securities, dated 16 May 2022 between the Dutch Issuer, the Foreign Issuers, the Guarantor, certain other guarantors as specified therein and the Trustee, as supplemented by the Supplemental Indenture.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York Court” means any federal or state court sitting in the Borough of Manhattan, the city of New York.

“New York Law” means the law of the State of New York.

“Notes” means the USD 500,000,000 4.400% Notes due 2027 and the USD 1,000,000,000 5.000% Notes due 2033, and includes, where the context permits:

(a)	the Notes, including the Guarantee, in all forms referred to in this opinion and any coupons, talons, and receipts pertaining to the Notes; and

(b)	in relation to the issue of the Notes, the terms included in the Indenture.

“Offer Regulations” means:

(a)

Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

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(b)

Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse; and

(d)	Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Prospectus.

“Preliminary Prospectus” means the preliminary prospectus supplement dated 12 May 2022, relating to the offering of the Notes and the Guarantees.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

“Pricing Term Sheet” means the pricing term sheet relating to the Notes dated 12 May 2022.

“Prospectus” means the prospectus for the programme, dated 21 March 2022, which forms part of and is included in the Registration Statement.

“Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

“Registration” means the registration by the Dutch Issuer, the Foreign Issuers and the Guarantor of the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form S-3 dated 21 March 2022 in relation to the Registration.

“Sanctions List” means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

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(ii)

Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da’esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Supplemental Indenture” means the supplemental indenture dated 16 May 2022 between the Dutch Issuer, the Foreign Issuers, the Guarantor, certain other guarantors specified therein and the Trustee.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means Deutsche Bank Trust Company Americas.

“Underwriters” means each of:

(a)	Citigroup Global Markets Inc.

(b)	Deutsche Bank Securities Inc.; and

(c)	Goldman Sachs & Co., LLC;

acting as representatives of the underwriters mentioned in the Underwriting Agreement.

“Underwriting Agreement” means an underwriting agreement dated 12 May 2022 between the Dutch Issuer, the Foreign Issuers, the Guarantor and the Underwriters.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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